Exhibit 99.1 ENERGY FOCUS, INC. ADDS TO EXECUTIVE TEAM WITH NEW CHIEF FINANCIAL OFFICER AND EXECUTIVE CHAIRMAN OF THE BOARD SOLON, Ohio, November 22, 2016 – Energy Focus, Inc. (NASDAQ:EFOI), a leader in LED lighting technologies, today announced two new additions to its executive team – Bradley B. White will be joining the Company as its Chief Financial Officer and Secretary and Ted Tewksbury III, Ph.D. will be joining the Company as a director and Executive Chairman of the Board, on December 12, 2016. Mr. White, a Certified Public Accountant, brings to Energy Focus more than twenty years of experience in corporate finance, investor relations, strategic leadership and operations, financial planning and risk management within large, public corporations, as well as fast growing, dynamic organizations. He had been serving as Executive Vice President and Chief Financial Officer of EngagePoint, Inc., a privately-held enterprise software and solutions, software-as-a-service provider to state and federal government organizations, since 2015. Previously, he served as Chief Accounting Officer, Vice President and Controller of National Grid USA, an SEC-reporting subsidiary of National Grid plc, a multinational power generation and distribution company based in the U.K., from 2011 to 2014. Mr. White served in various finance roles prior to that, including as Assistant Corporate Controller at Unisys Corporation, a global information technology company, from 2006 to 2011. He began his financial career as an Audit Manager at PricewaterhouseCoopers after obtaining a Bachelor of Science in Accounting from Clarkson University. Dr. Tewksbury is a well-known semiconductor industry executive with a distinguished track record of transforming and building visionary businesses. As the former CEO of Integrated Device Technology, Dr. Tewksbury architected the company’s turnaround from 2008 to 2013, putting it in new businesses such as analog, wireless charging and radio frequency (RF) products. Dr. Tewksbury served on the Board of Directors of Entropic Communications from 2010 to 2015 and, as CEO from 2014 to 2015, led the company’s return to profitability and sale to MaxLinear, where he currently serves on the Board of

Directors. Dr. Tewksbury was President and COO of AMI Semiconductor from 2006 to 2008, Managing Director at Maxim Integrated from 2000 to 2006 and held a variety of engineering and management positions at IBM Microelectronics and Analog Devices. Dr. Tewksbury served on the Board of Directors of the Global Semiconductor Alliance (GSA) from 2011 to 2013 and has been a Board Director at Jariet Technologies since its spinoff from Semtech in 2015. Dr. Tewksbury received the B.S. degree in Architecture, as well as M.S. and Ph.D. degrees in Electrical Engineering from MIT. “I am thrilled to have Bradley and Ted join the Energy Focus family as we continue to strengthen our leadership team, optimize our operating cadence, expand our product offerings and seek to enter into new and international markets,” said James Tu, Chief Executive Officer and President of Energy Focus, Inc. “Bradley has excelled in navigating through changing business and market conditions, initiating and leading innovations in business processes, and driving operational efficiency to create and grow shareholder value across various industries. I am particularly impressed with his entrepreneurial, can-do spirit and proven ability in leading strategic initiatives, such as innovative financing and mergers and acquisitions.” “Ted has not only a profound understanding about product design and development in advanced electronics, but also a brilliant record of transforming global technology companies with disruptive products and efficient operations. I am extremely excited for Ted to join and lead our Board as well as help us scale up and speed up our product innovations as we continue to incorporate more intelligences and capabilities into our industry-leading products,” continued Mr. Tu. “We look forward to the significant and sustainable impact Bradley and Ted will make on our growing organization.” “It’s truly an invaluable opportunity and I can’t imagine a more exciting time to join Energy Focus as the Company charts a path to the next phase of its rapid evolution,” Mr. White said. “The Company is spearheading the adoption of LED lighting in many industry verticals by bringing together technology and business model innovations and establishing trusted, long-term client relationships. The team is passionate, energetic and looking to grow significantly and globally.”

“I am delighted to join the talented team at Energy Focus and look forward to applying my extensive engineering, operations, technology and business experience to help drive the next wave of growth for the company with breakthrough lighting and Internet-of-Things solutions,” Dr. Tewksbury said. Mr. White replaces Michael H. Port, who has been serving as the Company’s Chief Financial Officer and Secretary in an interim capacity and will remain as the Company’s Controller. Dr. Tewksbury replaces Dr. Ron Black, who has been the Company’s non- executive Chairman of the Board and who will be stepping back into the Lead Director role. “Both Michael and Ron have made timely and meaningful contributions in their roles to assist the Company throughout this transformational year,” said Mr. Tu. “We are very grateful and thankful for their dedication and look forward to their continued services to the Company.” About Energy Focus Energy Focus, Inc. is a leading provider of energy efficient LED lighting products and a developer of energy efficient lighting technology. Our LED lighting products provide energy savings, aesthetics, safety and maintenance cost benefits over conventional lighting. Our long-standing relationship with the U.S. Government continues to enable us to provide energy efficient LED lighting products to the U.S. Navy and the Military Sealift Command fleets. Customers include national, state and local U.S. government agencies, as well as Fortune 500 companies and other commercial and industrial clients. World headquarters are located in Solon, Ohio with additional offices in Washington, D.C., New York City and Taiwan. For more information see our web site at www.energyfocusinc.com.